UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2004

SIMPLETECH, INC.

(Exact name of registrant as specified in charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street, Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 476-1180

(Former name or former address, if changed since last report.)

ITEM 5. Other Events

On March 31, 2004, SimpleTech, Inc. (the “Company”) resolved its two lawsuits with Staktek Group L.P. The two companies have agreed to a mutual dismissal with prejudice of the intellectual property infringement litigation currently pending in the federal district courts of the Western District of Texas, Austin Division, and the Central District of California, Southern Division. In settlement of these matters, both parties have agreed not to sue each other, its customers, or licensees in the future for patent infringement in connection with making or selling the products related to the lawsuits. Under the terms of the settlement, no money was exchanged, and neither party licensed its technology to the other.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SimpleTech, Inc.

Date: April 6, 2004	By:	/s/ Dan Moses
Dan Moses Chief Financial Officer